Exhibit (g)(2)


                                   APPENDIX B

                            KELMOORE STRATEGIC TRUST

                                (REVISED 4/24/00)

                             Kelmoore Strategy Fund

                          Kelmoore Strategy Eagle Fund

                                                                               3